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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS—DELOITTE & TOUCHE LLP

        We consent to the incorporation by reference in Registration Statement No. 333-38392 and No. 333-68820 of VIA NET.WORKS, Inc. on Form S-8 of our report dated March 29, 2004, relating to the consolidated financial statements of VIA NET.WORKS, Inc. as of and for the years ended December 31, 2002 and 2003 appearing in this Annual Report on Form 10-K of VIA NET.WORKS, Inc.

  /s/ DELOITTE & TOUCHE
  London, United Kingdom
  March 29, 2004

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CONSENT OF INDEPENDENT AUDITORS—DELOITTE & TOUCHE LLP